SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



FORM 8-K


CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





Date of Report (Date of Earliest Event Reported):  November 16, 2000



DynaMotive Technologies Corporation
(Exact Name of Registrant as Specified in its charter)


        British Columbia        	   0-27524   	          N/A
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)


      Suite 105 - 1700 West 75th Avenue, Vancouver, B.C.           V6P 6G2
	(Address of Principal Executive Offices)	    (Zip Code)


Registrant's telephone number, including area code (604) 267-6000


Item 5.	Other Events.

	Mr. Hong Leong Oei resigned as a Director of the Company on November 16, 2000. Mr. Oei was the controlling shareholder of China Internet Global Alliance Limited ("CIGAL") formerly known as China Strategic Holdings Limited ("CSH"). China Energy Holdings Limited ("CEH"), a wholly owned subsidiary of CIGAL holds approximately 19.9% of DynaMotive's outstanding equity securities. In October 2000, Mr. Oei disposed of his controlling interest in CIGAL.





































SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMOTIVE TECHNOLOGIES CORPORATION

By:	/s/ ANDREW KINGSTON
Andrew Kingston
President and Chief Executive Officer


Dated:  December 6, 2000









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